SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                           --------------------------

Date of Report (Date of earliest event reported):   December 22, 1998
                                                   ------------------

                        OPTICAL COATING LABORATORY, INC.
             (Exact name of registrant as specified in its charter)
                               __________________

DELAWARE                            0-2537                 68-0164244
(State or other              (Commission File No.)   (I.R.S. Employer
jurisdiction of                                     Identification No.)
incorporation or
organization)


               2789 NORTHPOINT PARKWAY, SANTA ROSA, CA 95407-7397
(Address, including zip code, of registrant's principal executive offices)

Registrant's telephone number, including area code: (707) 545-6440

Item 5.   Other Events
          ------------

     On December 22, 1998, Optical Coating Laboratory, Inc., a Delaware corporation, made the following announcement:

CONTACT:
--------
CHARLES J. ABBE           CRAIG B. COLLINS               JOSEPH ZILS
PRESIDENT AND             VICE PRESIDENT, FINANCE AND    PRESIDENT AND
CHIEF EXECUTIVE OFFICER   CHIEF FINANCIAL OFFICER        CHIEF FINANCIAL OFC
OCLI                      OCLI                           FLEX PRODUCTS, INC.
(707) 525-7010            (707) 525-7066                 (707) 525-7030

            OPTICAL COATING LABORATORY, INC. ANNOUNCES IT HAS SIGNED
               A DEFINITIVE AGREEMENT TO ACQUIRE THE 40% INTEREST
               IN FLEX PRODUCTS, INC. HELD BY SICPA HOLDING S.A.

SANTA ROSA, CALIFORNIA, TUESDAY, DECEMBER 22, 1998 -- OPTICAL COATING LABORATORY, INC. (OCLI) (NASDAQ:OCLI) today announced that it has signed a definitive agreement to acquire the 40% of outstanding stock of Flex Products,Inc. ("Flex" or "Flex Products") held by SICPA Holding S.A.
With thisacquisition, OCLI will own 100% of the outstanding stock of Flex Products. The consideration for the shares is $30 million in cash. In addition, the fifteen-year license and supply agreement between Flex Products and SICPA that was signed in November 1994 has been modified to increase minimum purchase requirements in light of strong demand for security pigments. Flex plans to put additional capacity in place to manufacture its patented optically variable products in response to this increased demand. The accounting treatment for this transaction is subject to valuation work now in process.

Commenting on this transaction, Charles J. Abbe, OCLI's Chief Executive Officer, stated,

"We are excited about the opportunity to acquire the remaining outstanding shares of Flex Products. We are bullish about the growth prospects for Flex's optically variable products both in the security and decorative markets. We also remain confident in SICPA's ability to further penetrate the security pigment markets and to expand the adoption of optically variable pigment as the premier anti-counterfeiting measure in security printing."

OCLI is the world's largest independent manufacturer of optical thin film coated products used to manage light. OCLI's products are found in many applications including computer monitors, flat panel displays, telecommunications systems, photocopiers, fax machines, medical/ analytical equipment and instruments, projection imaging systems, satellite power systems and aerospace and defense systems. Flex supplies critical pigments for use in anti-counterfeiting applications, energy conserving window film for residential, commercial, and automotive applications, and ChromaFlair. light interference pigments for commercial paints. SICPA Holding S.A. is a Swiss ink manufacturing company and is the largest supplier of security printing inks to central banks and governments around the world.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    December 22, 1998


                              OPTICAL COATING LABORATORY, INC.
                                            (Registrant)



                              By    /s/CRAIG B. COLLINS
                                 ----------------------------------
                                 Craig B. Collins
                                 Vice President, Finance
                                 and Chief Financial Officer